UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2009
Inverness Medical Innovations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120

(State or other jurisdiction	(Commission file number)	(IRS Employer)
of incorporation)		Identification No.)
51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453
(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 647-3900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
     Acquisition of the Second Territory Business of ACON Laboratories, Inc. and Related Entities
     On April 30, 2009, Inverness Medical Innovations, Inc. (the “Company”) completed its previously announced acquisition of the assets of ACON Laboratories, Inc.’s and certain related entities’ (collectively, “ACON”) business of researching, developing, manufacturing, distributing, marketing and selling lateral flow immunoassay and directly-related products (the “Business”) for the remainder of the world outside of the First Territory (as defined below), including China, Asia Pacific, Latin America, South America, the Middle East, Africa, India, Pakistan, Russia and Eastern Europe (the “Second Territory Business”). In connection with the closing of the acquisition of the Second Territory Business, the Company delivered an initial payment of $80 million in cash to ACON. The Company acquired ACON’s Business in the United States, Canada, Western Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (the “First Territory”) in March 2006.
     The aggregate purchase price for the Second Territory Business, including the $80 million initial payment described above, will be approximately $200 million based upon a multiple of either the Second Territory Business’ revenue or its pre-tax profits for calendar year 2008, as well as working capital and other customary adjustments. Except as described above, the remaining aggregate purchase price is expected to be paid in several installments with approximately eighty-five percent (85%) of the purchase price (the “Initial Purchase Price Amount”) being paid by the end of the third quarter or the beginning of the fourth quarter 2009. On July 1, 2009, the Company will pay an amount equal to 35% of the Initial Purchase Price Amount in cash or shares of the Company’s common stock. On or prior to the tenth business day following a financing of at least $100 million in cash, the Company will pay the remainder of the Initial Purchase Price Amount (except for the July 1, 2009 payment), but in the event no such financing has been completed, the Company will pay any remaining Initial Purchase Price Amount on August 31, 2009, up to a maximum of $25 million, and thereafter will pay any further remaining Initial Purchase Price Amount on the last calendar day of succeeding months beginning on September 30, 2009, up to a maximum of $10 million per payment. Portions of the Initial Purchase Price Amount paid after the closing date will bear interest at a rate of four percent (4%) per annum. The remainder of the purchase price will be due in two final installments, each comprising 7.5% of the total purchase price, on the dates fifteen (15) and thirty (30) months after the closing. These amounts do not bear interest and may be paid in cash or a combination of cash (not less than approximately seventy-one percent (71%) of each payment) and shares of the Company’s common stock (not more than approximately twenty-nine percent (29%) of each payment).
     The actual number of shares of common stock to be issued in this transaction, if any, is determined by reference to a formula by which the value of the common stock to be issued by the Company is divided by a price per share equal to the volume weighted average price of the common stock during the ten trading days immediately preceding the date of issuance of such security. In connection with any issuance of common stock in this transaction, the Company is relying on an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.
     The above description of the Acquisition Agreement entered into between the Company and ACON on March 16, 2009 is a brief summary of the significant provisions of the agreement. This summary is not complete and is qualified in its entirety by reference to the copy of the Acquisition Agreement attached as Exhibit 99.l to this Current Report on Form 8-K and incorporated by reference herein.
     Other Agreements Entered into at Closing
     In connection with the Company’s acquisition of the Second Territory Business, the Company and Ron Zwanziger, its Chief Executive Officer, entered into an Amended and Restated Investor Rights Agreement, effective as of April 30, 2009, with ACON Laboratories, Inc., AZURE Institute, Inc., LBI, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd., Karsson Overseas Ltd., Manfield Top Worldwide Ltd., Overseas Square

Ltd., Jixun Lin and Feng Lin (collectively, the “ACON Parties”). The Amended and Restated Investor Rights Agreement requires the Company to use commercially reasonable efforts to register, within three (3) business days of issuance, the shares of its common stock issued as consideration for the transaction. If the Company files a registration statement to register the sale of its common stock, subject to certain exceptions, the Company has agreed to give notice to the ACON Parties and register their shares of the Company’s common stock in such registration statement. The Amended and Restated Investor Rights Agreement also requires Mr. Zwanziger to give notice to the ACON Entities and allow the ACON Parties to sell a pro rata share of the common stock they have acquired as part of this transaction in the event that Mr. Zwanziger sells any shares of his common stock to a third party other than in an open market transaction.
     The above description of the Amended and Restated Investor Rights Agreement is a brief summary of the significant provisions of the agreement. This summary is not complete and is qualified in its entirety by reference to the copy of the agreement attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.
Cautionary Note Regarding Forward Looking Statements
     This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. These statements reflect the Company’s current views with respect to future events and are based on its management’s current assumptions and information currently available. Actual results may differ materially due to numerous factors including, without limitation, risks associated with market and economic conditions; the Company’s ability to integrate this and other acquisitions and to recognize expected benefits; the risks and uncertainties described in the Company’s annual report on Form 10-K for the year ended December 31, 2008; and other factors identified from time to time in its periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements contained herein.
Item 9.01. Financial Statements and Exhibits.
a)	Financial Statements of Businesses Acquired

The audited statements of assets acquired and liabilities assumed as of December 31, 2008 and December 31, 2007 and the related statements of revenue and direct expenses for the years ended December 31, 2008 and December 31, 2007 will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

b)	Pro Forma Financial Information

Unaudited pro forma condensed combined balance sheet of the Company as of March 31, 2009 and the related unaudited pro forma condensed combined statements of operations of the Company for the three-month period ended March 31, 2009 and the year ended December 31, 2008, all giving pro forma effect to the Company’s acquisition of the Second Territory Business, will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

c)	Exhibits

Exhibit
No.	Description
*99.1	Acquisition Agreement, dated as of March 16, 2009, by and among Inverness Medical Innovations, Inc., ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd. and Karsson Overseas Ltd.

*99.2	Amended and Restated Investor Rights Agreement, effective as of April 30, 2009, by and among Inverness Medical Innovations, Inc., Ron Zwanziger, ACON Laboratories, Inc., AZURE Institute, Inc., LBI, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd., Karsson Overseas Ltd., Manfield Top Worldwide Ltd., Overseas Square Ltd., Jixun Lin and Feng Lin.

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.
BY:	/s/ Jay McNamara
Jay McNamara,
Senior Counsel, Corporate & Finance

Dated: April 30, 2009

EXHIBIT INDEX

Exhibit
No.	Description
*99.1	Acquisition Agreement, dated as of March 16, 2009, by and among Inverness Medical Innovations, Inc., ACON Laboratories, Inc., AZURE Institute, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd. and Karsson Overseas Ltd.

*99.2	Amended and Restated Investor Rights Agreement, effective as of April 30, 2009, by and among Inverness Medical Innovations, Inc., Ron Zwanziger, ACON Laboratories, Inc., AZURE Institute, Inc., LBI, Inc., Oakville Hong Kong Co., Ltd., ACON Biotech (Hangzhou) Co., Ltd., Karsson Overseas Ltd., Manfield Top Worldwide Ltd., Overseas Square Ltd., Jixun Lin and Feng Lin.

*	Filed herewith.